UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           King Capital Holdings, Inc.
             (Exact name of Registrant as specified in its charter)

            Florida                                   16-1682307
   (State of Incorporation)              (I.R.S. Employer Identification No.)

                             9387 S. Old State Road
                            Lewis Center, Ohio 43035
          (Address of principal executive offices, including Zip Code)
        Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class to be so         Name of each exchange of which each
              registered                       class is to be registered
     ----------------------------         ------------------------------------
            Not applicable                          Not applicable

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [x]

Securities Act registration statement file number to which this form relates:
No. 333-122005

Securities to be registered pursuant to Section 12(g) of the Act:

                        Common stock, par value of $0.001
                                (Title of Class)


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Item 1. Description of Registrant's Securities to be Registered.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended and filed with the Securities and Exchange Commission (File No. 333-110324) is incorporated by reference to this registration statement.

Item 2. Exhibits

The following Exhibits are incorporated herein by reference from the Registrant's Form SB-2 Registration Statement filed with the Securities and Exchange Commission, SEC File No. 333-110324 on November 7, 2003. Such exhibits are incorporated by reference pursuant to Rule 12b-32:

Exhibit No.           Document Description
--------------------------------------------------------------------------------
3.1                   Articles of Incorporation and Amendments
3.2                   Bylaws
10.1                  Interest Purchase Agreement and Share Exchange
21.                   Subsidiary

                                   SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 30th day of November 2005.

                           KING CAPITAL HOLDINGS, INC.

                           By: /s/ Sean King
                           -----------------
                           Sean King, President, Chief Executive Officer and member of the Board of Directors